Exhibit 99.1

Allos Therapeutics Initiates Pivotal Phase 2 Study of PDX in Patients with Peripheral T-cell Lymphoma

Westminster, CO, August 29, 2006 – Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced enrollment of the first patient in PROPEL, a pivotal multi-center Phase 2 study of the Company’s unique next generation antifolate PDX (pralatrexate) with vitamin B12 and folic acid supplementation in patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).

“The initiation of this pivotal trial is an important milestone in the development of PDX and has the potential to be a significant driver of the company’s future growth,” said Paul L. Berns, President and Chief Executive Officer. “Clinical experience to date suggests that PDX has the potential to provide meaningful therapeutic benefit to a difficult to treat, drug resistant patient population with high unmet medical need.”

PROPEL (Pralatrexate in Patients with Relapsed Or Refractory PEripheral T-cell Lymphoma) is a Phase 2 international, multi-center, open-label, single-arm study that will seek to enroll 100 evaluable patients with relapsed or refractory PTCL who have progressed after at least one prior treatment. Patients will receive 30 mg/m2 of pralatrexate once every week for six weeks followed by one week of rest per cycle of treatment. The primary endpoint of the study is objective response rate (complete and partial response). Secondary endpoints include duration of response, progression-free survival and overall survival. In August 2006, the Company announced that it reached agreement with the U.S. Food and Drug Administration (FDA) under the Special Protocol Assessment process (SPA) on the design of this pivotal Phase 2 trial.  The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of a new drug application, and provides a binding agreement that the study design, including trial size, clinical endpoints and/or data analyses are acceptable to the FDA.  The Company currently anticipates that patient enrollment at approximately 35 centers in the U.S., Canada and Europe will take approximately 18 to 24 months to complete.  Owen A. O’Connor, M.D., Ph.D., Head of the Laboratory of Experimental Therapeutics for Lymphoproliferative Malignancies, Lymphoma and Development Chemotherapy Services, Memorial Sloan-Kettering Cancer Center, will serve as the international study chair.

Interim results from a Phase 1/2 study of PDX in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) and Hodgkin’s disease, which is currently on-going at Memorial Sloan-Kettering Cancer Center, demonstrated preliminary evidence of activity in patients with various subtypes of aggressive and chemotherapy resistant T-cell lymphoma.  As reported at the 2005 American Society of Hematology Annual Meeting, four of seven evaluable patients with T-cell lymphoma achieved a complete response following treatment with PDX, despite having failed multiple prior therapies.  The addition of vitamins to the treatment regimen appeared to successfully mitigate the previously established dose limiting toxicity of stomatitis.

Information regarding the PROPEL study is available at www.allos.com or the U.S. government’s clinical trials database at http://www.clinicaltrials.gov.

About PDX (pralatrexate)

PDX is a novel, small molecule chemotherapeutic agent that inhibits dihdrofolate reductase (DHFR), a folic acid (folate) dependent enzyme involved in the building of DNA and other processes.  PDX was rationally designed for improved transport into tumor cells via the reduced folate carrier (RFC-1), and greater intracellular drug retention.  These biochemical features, together with preclinical data in a variety of tumors, suggest that PDX has an enhanced potency and improved toxicity profile relative to methotrexate and other related DHFR inhibitors.

About Peripheral T-cell Lymphoma

Peripheral T-cell lymphomas, or PTCLs, are a biologically diverse and uncommon group of blood cancers that account for approximately 10% to 15% of all cases of non-Hodgkin’s lymphoma, or about 6,700 patients annually.  The average five year survival rate for PTCL patients is approximately 25%.  There are currently no pharmaceutical agents approved for use in the treatment of relapsed or refractory PTCL.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (ALTH) is a biopharmaceutical company focused on the development and commercialization of small molecule therapeutics for the treatment of cancer.  The Company has two product candidates in late-stage clinical development: EFAPROXYN (efaproxiral), a radiation sensitizer currently under evaluation in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer, and PDX (pralatrexate), a novel, next generation antifolate currently under evaluation in a pivotal Phase 2 trial in patients with relapsed or refractory peripheral T-cell lymphoma.  The Company is also evaluating RH1, a targeted chemotherapeutic agent, in a Phase 1 trial in patients with advanced solid tumors. For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the potential safety and efficacy profile of PDX; the potential for PDX to provide a meaningful therapeutic benefit to patients with PTCL, the Company’s projected timelines for completing enrollment in the PROPEL trial; the potential for PDX and the PROPEL to be a significant driver of the Company’s future growth; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, among others: that the Company may experience delays in the completion of the PROPEL trial, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors; that clinical trials may not demonstrate that PDX is both safe and more effective than current standards of care; that data from preclinical studies and clinical trials may not necessarily be indicative of future clinical trial results; that the safety and/or efficacy results of clinical trials for PDX will not support an application for marketing approval in the United States or any other country; and the risk that the Company may lack the financial resources and access to capital to fund future clinical trials for PDX or any of its other product candidates.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman
Manager, Corporate Communications

Allos Therapeutics

720-540-5227

jneiman@allos.com